UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2025

UNIVERSAL CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Virginia

(State or Other Jurisdiction of Incorporation)

001-00652	54-0414210
(Commission File Number)	(IRS Employer Identification No.)

9201 Forest Hill Avenue,	Richmond,	Virginia	23235
(Address of Principal Executive Offices)			(Zip code)

(804) 359-9311

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	UVV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 9, 2025, Johan C. Kroner notified Universal Corporation (the “Company”) of his intention to retire as Senior Vice President and Chief Financial Officer of the Company, effective on July 1, 2026.

The Company is working to identify a successor for the position with the assistance of a global executive search firm. To support a smooth transition of leadership, Mr. Kroner will continue as Chief Financial Officer until a successor is appointed and will remain with the Company as a Senior Vice President until the effective date of his retirement.

In recognition of Mr. Kroner’s commitment to remain with the Company to support a smooth transition of leadership, the Compensation and Human Resources Committee of the Board granted Mr. Kroner a special award of 11,025 restricted stock units (“RSUs”) under the Company’s shareholder-approved 2023 Stock Incentive Plan (equal to approximately $600,000). The RSUs will vest on the effective date of Mr. Kroner’s retirement. Consistent with the restricted stock units granted in connection with the fiscal year 2025 long-term equity incentive awards, the number of RSUs is based on the volume-weighted average price of the Company’s shares from March 1, 2025 to April 30, 2025, and the RSUs earn dividend equivalent units during the vesting period and only vest when the underlying RSU award vests. Other than the vesting as described above, vesting of the RSUs (and the earned dividend equivalent units) is consistent with the terms of Mr. Kroner’s annual long-term incentive equity awards, except that the RSUs are forfeitable if Mr. Kroner’s employment with the Company is terminated prior to the vesting date.

The foregoing description of the RSUs does not purport to be complete and is qualified in its entirety by reference to the Restricted Stock Units Award Agreement, dated as of July 11, 2025, between the Company and Mr. Kroner, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On July 11, 2025, the Company issued a press release announcing Mr. Kroner’s retirement. A copy of this release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall either be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific references in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d)   Exhibits

10.1	Restricted Stock Units Award Agreement, dated July 11, 2025, between Universal Corporation and Johan C. Kroner.

99.1	Press Release, dated July 11, 2025, furnished by Universal Corporation.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL CORPORATION

Date: July 11, 2025	By:	/s/ Catherine H. Claiborne
Catherine H. Claiborne
Vice President, General Counsel, and Secretary